Exhibit 16.1

May 28, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by NRX Pharmaceuticals, Inc. under Item 4.01 of its Form 8-K dated May 28, 2021. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of NRX Pharmaceuticals, Inc. (formerly known as Big Rock Partners Acquisition Corp.) contained therein.

Very truly yours,

Marcum LLP

San Francisco, CA May 28, 2021